EXHIBIT 99.1
For More Information:                                     For Immediate Release:
Peter G. Humphrey                                         February 13, 2003
Chairman, President and CEO
585-786-1100

National Bank of Geneva President and CEO Announces Retirement

WARSAW, N.Y. -- Financial Institutions, Inc., (NASDAQ:FISI) (FII) today said that after 26 years of service to the National Bank of Geneva (NBG), and 13 years as its President and Chief Executive Officer, Thomas L. Kime has announced his decision to retire, effective immediately. In a statement to employees, Mr. Kime indicated that his decision was prompted by a desire to dedicate more time to his family and to his interests outside of the bank.

The Company also stated that NBG's Executive Vice President, Stephen V. DeRaddo, has resigned to pursue his next challenge.

FII's Chairman, President and CEO, Peter G. Humphrey, will assume the role of NBG President and CEO on an interim basis while a search is underway for a permanent President and CEO capable of ensuring the bank's continued strong performance and ability to deliver high quality customer service.

Mr. Humphrey stated, "As the largest of FII's banks, NBG consistently ranks among the strongest and best performers in its peer group for banks across the nation. We have every reason to believe that this strength and performance will continue to be a hallmark of this institution.

Most importantly, these management changes will not affect the ability of NBG's employees to do what they do best - provide excellent service to thousands of individual customers across the many communities we serve."

This press release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to the Company's filings with the Securities and Exchange Commission for a summary of important factors that could affect the Company's forward-looking statements. The Company undertakes no obligation to revise these statements following the date of this press release.

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